EXHIBIT 4.117
                                                                   -------------
                                                                [EXECUTION COPY]


                       AMENDMENT AND ASSIGNMENT AGREEMENT

         THIS AMENDMENT AND ASSIGNMENT AGREEMENT, dated as of April 1, 2004 (this "Amendment Agreement"), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Parent"), DTG OPERATIONS, INC., formerly known as DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Operations"), THRIFTY SYSTEM, INC., an Oklahoma corporation
("Thrifty," and, together with Operations, the "Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the
     "Borrowers"), the various financial institutions which are identified as "Increasing Continuing Lenders" (the "Increasing Continuing Lenders"), "Reducing Continuing Lenders" (the "Reducing Continuing Lenders") and "Maintaining Continuing Lenders" (the "Maintaining Continuing Lenders") on the signature pages hereof (the Increasing Continuing Lenders, the Reducing Continuing Lenders and the Maintaining Continuing Lenders are collectively referred to herein as, the "Continuing Lenders"), the financial institution which is identified as the "Non-Continuing Lender" on the signature pages hereof (the "Non-Continuing Lender" and, together with the Continuing Lenders, the "Existing Lenders"), the various financial institutions which are identified as "New Lenders" on the signature pages hereof (collectively, the "New Lenders", and, together with the Continuing Lenders, the "Lenders"), CREDIT SUISSE FIRST BOSTON ("Credit Suisse First Boston"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, THE BANK OF NOVA SCOTIA ("Scotia Capital"), as the new syndication agent under the Third Amended and Restated Credit Agreement, Credit Suisse First Boston, as the sole bookrunner under the Third Amended and Restated Credit Agreement, DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as the documentation agent under the Third Amended and Restated Credit Agreement and Credit Suisse First Boston and Scotia Capital as the co-arrangers under the Third Amended and Restated Credit Agreement (in such capacities, the "Arrangers").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Borrowers, the Existing Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement, dated as of December 6, 2002 (as amended and in effect immediately prior to the Amendment Effective Date, the "Second Amended and Restated Credit Agreement", and together with all of the Loan Documents (as defined therein and in effect immediately prior to the Amendment Effective Date), the "Existing Loan Documents");

     WHEREAS, the Borrowers have requested that the Existing Lenders amend and restate the Second Amended and Restated Credit Agreement and certain of the other Existing Loan Documents, which amendment and restatement includes, among other things, an $85,000,000 increase (the "Commitment Increase") in the Commitment Amount (from $215,000,000 to $300,000,000), all as provided in the Third Amended and Restated Credit Agreement attached hereto as Annex I;

     WHEREAS, (a) the Non-Continuing Lender and the Reducing Continuing Lenders each desires, concurrently with the assignments and assumptions being effected pursuant to Section 2.2(a), to sell and assign, in the case of the Non-Continuing Lender, all, and in the case of each Reducing Continuing Lender, a portion, of its rights and obligations under the Second Amended and Restated Credit Agreement and each other Existing Loan Document to each Increasing Continuing Lender and New Lender and (b) each such Increasing Continuing Lender and New Lender desires to assume from each such Existing Lender such portion of such rights and obligations in accordance with the terms hereof; and

     WHEREAS, each Increasing Continuing Lender and New Lender desires to, on the terms and subject to the conditions hereinafter set forth, to, in the case of each Increasing Continuing Lender, increase its Commitments and, in the case of each New Lender, provide Commitments in accordance with the terms hereof in an aggregate amount equal to the Commitment Increase;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble.

     "Amendment Agreement" is defined in the preamble.

     "Amendment Effective Date" is defined in Section 3.1.

     "Arrangers" is defined in the preamble.

     "Borrowers" is defined in the preamble.

     "Commitment Increase" is defined in the second recital.

     "Continuing Lenders" is defined in the preamble.

     "Credit Suisse First Boston" is defined in the preamble.

     "Existing Lenders" is defined in the preamble.

     "Existing Loan Documents" is defined in the first recital.

     "Existing Security Documents" is defined in Section 4.5.

     "Increasing Continuing Lenders" is defined in the preamble.


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

     "Lenders" is defined in the preamble.

     "Maintaining Continuing Lenders" is defined in the preamble.

     "New Lenders" is defined in the preamble.

     "Non-Continuing Lender" is defined in the preamble.

     "Operations" is defined in the preamble.

     "Parent" is defined in the preamble.

     "Pro Rata Percentage" means (i) with respect to any Increasing Continuing Lender, the percentage obtained by dividing the increase in such Lender's Commitment after giving effect to this Amendment Agreement by $105,000,000, and
(ii) with respect to any New Lender, the percentage obtained by dividing such Lender's Commitment after giving effect to this Amendment Agreement by $105,000,000.

     "Reducing Continuing Lenders" is defined in the preamble.

     "Scotia Capital" is defined in the preamble.

     "Second Amended and Restated Credit Agreement" is defined in the first recital.

     "Subsidiary Borrowers" is defined in the preamble.

     "Third Amended and Restated Credit Agreement" is defined in Section 2.1.

     "Thrifty" is defined in the preamble.

     SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used in this Amendment Agreement, including its preamble and recitals, have the meanings provided in the Third Amended and Restated Credit Agreement.

                                   ARTICLE II

                     AMENDMENT AND RESTATEMENT; NEW LENDERS

     SECTION 2.1. Amendment and Restatement. Effective on (and subject to the occurrence of) the Amendment Effective Date and concurrently with the assignments and assumptions being effected pursuant to Section 2.2(a), the Second Amended and Restated Credit Agreement (including Exhibits A, D, E, F, G and K, Schedule I, Schedule III, Schedule IV and the Disclosure Schedule, but excluding all other Exhibits and Schedules thereto) shall be and is hereby amended and restated to read in its entirety as set forth in Annex I hereto (as set forth in such Annex I, the "Third Amended and Restated Credit Agreement"), and as so amended and restated is hereby ratified, approved and confirmed in each and every respect. The rights and obligations of the parties to the Third Amended and Restated Credit Agreement with respect to the period prior to the occurrence of the Amendment Effective Date shall not be affected by such amendment and restatement.

     SECTION 2.2.   Lender Assignments and Assumptions; Commitment Increase.

          (a) Assignments and Assumptions. Effective on (and subject to the occurrence of) the Amendment Effective Date and concurrently with the amendment and restatement of the Second Amended and Restated Credit
     Agreement (including Exhibits A, D, E, F, G and K, Schedule I, Schedule III, Schedule IV and the Disclosure Schedule, but excluding all other Exhibits and Schedules thereto) being effected pursuant to Section 2.1,

               (i) the Non-Continuing Lender hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Increasing Continuing Lender and each New Lender, and each such Increasing Continuing Lender and such New Lender hereby irrevocably purchases and assumes from the Non-Continuing Lender its Pro Rata Percentage of all of the rights and obligations of the Non-Continuing Lender under the Second Amended and Restated Credit Agreement and each other Existing Loan Document such that, after giving effect to the foregoing assignment and delegation and the transactions described in clauses
          (ii) and (iii) of this Section 2.2(a), each such Increasing Continuing Lender's and such New Lender's Percentages for the purposes of the Third Amended and Restated Credit Agreement and each other Loan Document will be as set forth opposite such Person's name under the column heading "New Percentage" in Schedule I hereto,


               (ii) each of the Reducing Continuing Lenders hereby irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to each Increasing Continuing Lender and each New Lender, and each such Increasing Continuing Lender and such New Lender hereby irrevocably purchases and assumes from each Reducing Continuing Lender its Pro Rata Percentage of a portion of the rights and obligations of such Reducing Continuing Lender under the Second Amended and Restated Credit Agreement and each other Existing Loan Document such that, after giving effect to the foregoing assignment and delegation and the transactions described in clauses (i) and (iii) of this Section 2.2(a), each such Reducing Continuing Lender's, each such Increasing Continuing Lender's and each such New Lender's Percentages for the purposes of the Third Amended and Restated Credit Agreement and each other Loan Document will be as set forth opposite such Person's name under the column heading "New Percentage" in Schedule I hereto, and

               (iii) each Increasing Continuing Lender and each New Lender hereby agrees to provide its Pro Rata Percentage of the Commitment Increase such that, after giving effect thereto and to the transactions described in clauses (i) and (ii) of this Section 2.2(a), each such Increasing Continuing Lender's and such New Lender's Percentages for the purposes of the Third Amended and Restated Credit Agreement and each other Loan Document will be as set forth opposite such Person's name under the column heading "New Percentage" in
          Schedule I hereto.


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

          (b)  Additional Provisions for Assignments and Assumptions.

               (i) Each New Lender confirms and agrees that in becoming a Lender and in making its Commitments under the Third Amended and Restated Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent.

               (ii) The Non-Continuing Lender, the Reducing Continuing Lenders, the Increasing Continuing Lenders and the New Lenders each represents and warrants that it is legally authorized to enter into and deliver this Amendment Agreement and that this Amendment Agreement constitutes a legal, valid and binding obligation of such Person.

               (iii) The Non-Continuing Lender and the Reducing Continuing Lenders each confirms and agrees that it is the legal and beneficial owner of such rights and obligations that it is assigning pursuant to
          Section 2.2(a), free and clear of any adverse claim created by it. Except as set forth in the preceding sentence, the Non-Continuing Lender and the Reducing Continuing Lenders make no representation or warranty and assume no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this Amendment Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Second Amended and Restated Credit Agreement or any other Existing Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of the Parent or any of its Subsidiaries or the performance or observance by any Obligor or any Lender of any of its obligations under the Second Amended and Restated Credit Agreement, any other Existing Loan Document or any other instrument or document furnished pursuant hereto or thereto.

               (iv) Each Increasing Continuing Lender and each New Lender represents and warrants and confirms that it has received copies of the most recent financial statements delivered pursuant to Section 3.7 of this Amendment Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment Agreement. In addition, each Increasing Continuing Lender and each New Lender, independently and without reliance upon the Non-Continuing Lender, any other Lender or the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, shall continue to make its own credit decisions in taking or not taking action under the Third Amended and Restated Credit Agreement, the other Loan Documents and the other instruments and documents delivered in connection therewith.


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

               (v) Immediately following all such assignments and assumptions effected pursuant to Section 2.2(a), the Non-Continuing Lender shall be released from all of its obligations to the Obligors under the Second Amended and Restated Credit Agreement and the other Existing Loan Documents.

          (c) Waiver of Administrative Agent Processing Fee. The Administrative Agent hereby agrees to waive receipt of the payment of the processing fees set forth in Section 12.11.1 of the Second Amended and Restated Credit Agreement in respect of the assignments effected under clause (a) above.

                                  ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

     SECTION 3.1. Amendment Effective Date. This Amendment Agreement, and the amendments, modifications and assignments set forth herein, shall be and become effective on the date (the "Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent on or before April 1, 2004.

     SECTION 3.2. Resolutions, etc. The Administrative Agent shall have received from each Borrower and each other Obligor (i) copies of good standing certificates for each such Person, dated a date reasonably close to the Amendment Effective Date, from the secretary of state of such Person's jurisdiction of incorporation or organization and for each jurisdiction where such Person is qualified as a foreign entity and maintains operations material to its business and (ii) a certificate, dated the Amendment Effective Date, of the Secretary or Assistant Secretary of such Person as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment Agreement, the Third Amended and Restated Credit Agreement, the Notes and each other Loan Document to be executed by it;

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment Agreement, the Third Amended and Restated Credit Agreement, the Notes and each other Loan Document executed by it; and

          (c) the full force and validity of each Organic Document of such Person and true and complete copies thereof,

upon which certificate each Lender, the Issuer and the Administrative Agent may conclusively rely until it shall have received a further certificate of the Secretary of such Borrower or such other Obligor canceling or amending such prior certificate.

     SECTION 3.3. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment Agreement, duly executed and delivered on behalf of each of the Borrowers, the Non-Continuing Lender and each of the Lenders.

     SECTION 3.4. Execution of the Third Amended and Restated Credit Agreement. The Administrative Agent shall have received counterparts of the Third Amended and Restated Credit Agreement, duly executed and delivered on behalf of each of the Borrowers and each Lender.

     SECTION 3.5. Consents, etc. All governmental and third party approvals and consents necessary in connection with the amendment and restatement of the Second Amended and Restated Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Third Amended and Restated Credit Agreement (including the execution and delivery of this Amendment Agreement, the Third Amended and Restated Credit Agreement and each other Loan Document by each Obligor or party hereto and thereto and their performance of their respective Obligations hereunder and thereunder) and continuing operations of the Parent and its Subsidiaries (after giving effect to the amendment and restatement of the Second Amended and Restated Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Third Amended and Restated Credit Agreement) shall have been obtained and be in full force and effect (and, to the extent requested by the Administrative Agent, the Administrative Agent shall have received true and correct copies of such approvals and consents) and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any aspect of the amendment and restatement of the Second Amended and Restated Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Third Amended and Restated Credit Agreement.

     SECTION 3.6. Amendment Effective Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Amendment Effective Date Certificate, dated the date of the Amendment Effective Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate such Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Borrower made as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Amendment Effective Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 3.7.   Audited    Financials;   Delivery   of   Projections.    The
Administrative Agent shall have received:

          (a) the audited consolidated financial statements of the Parent and its Subsidiaries as at December 31, 2003 that are required to be delivered pursuant to clause (b) of Section 8.1.1 of the Second Amended and Restated Credit Agreement;

          (b) projected annual financial statements (including balance sheets and statements of operations and cash flows) for the Parent and its Subsidiaries for the five-year period beginning with the 2004 Fiscal Year; and


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

          (c) projected monthly financial statements (including balance sheets and statements of operations and cash flows) for the Parent and its Subsidiaries for the 2004 Fiscal Year.

     SECTION 3.8. No Material Adverse Change. There shall not have occurred a material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries, taken as a whole, since December 31, 2003.

     SECTION 3.9. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has submitted, at least three Business Days prior to the Amendment Effective Date, a written request that such Lender's Loan Commitment be evidenced by a Note, a Note duly executed and delivered by a Borrower. Nothing in this Section shall limit the rights of any Lender to request a Note at any other time pursuant to clause (b) of Section 2.6 of the Third Amended and Restated Credit Agreement.

     SECTION 3.10. Guaranty. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the Amendment Effective Date, duly executed and delivered by an Authorized Officer of each Subsidiary Guarantor.

     SECTION 3.11. Pledge Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Pledge Agreement, dated as of the Amendment Effective Date, duly executed by an Authorized Officer of each Borrower and each Subsidiary Guarantor, together with (to the extent not previously delivered) (i) all promissory notes pledged pursuant to the Pledge Agreement evidencing Indebtedness payable to the Borrower duly endorsed to the order of the Administrative Agent, and (ii) the certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the Pledge Agreement, which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank, or, if any securities pledged pursuant to the Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with the U.C.C. or any similar or local law which may be applicable.

     SECTION 3.12. Security Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Security Agreement, dated as of the Amendment Effective Date, duly executed by an Authorized Officer of each Borrower and each Subsidiary Guarantor together with (i) (to the extent not previously delivered to the Administrative Agent or, if previously delivered to the Administrative Agent, to the extent expiring within six months of the Amendment Effective Date), U.C.C. financing statements (Form UCC-1) naming each Borrower and each Subsidiary Guarantor as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent in the interests of each Borrower and each Subsidiary Guarantor in the collateral pledged pursuant to such Security Agreement and (ii) certified copies of Uniform Commercial Code Requests for Information or copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Amendment Effective Date, listing all effective financing statements, tax liens and judgment liens which name such Borrowers or such Subsidiaries (under their respective present names and any previous names) as the debtor, together with copies of such financing statements (none of which (other than those permitted under Section 8.2.3 of the Third Amended and Restated Credit Agreement) shall cover any collateral described in the Security Agreement or Pledge Agreement).


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

     SECTION 3.13. Mortgages. The Administrative Agent shall have received counterparts of an amendment, in form and substance satisfactory to the Administrative Agent and dated as of the Amendment Effective Date, to each existing Mortgage, duly executed by the applicable Borrower or Subsidiary having rights in the property described in such Mortgage, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings (including U.C.C. financing statements) of each such amendment as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to continue a valid, perfected first priority Lien against the land and improvements purported to be covered thereby;

          (b) endorsements to mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders issued by insurers reasonably satisfactory to the Administrative Agent, in amounts and in form and substance reasonably satisfactory to the Administrative Agent, with respect to each Existing Material Property purported to be covered by each such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage continue to constitute valid first Liens thereon free and clear of (i) any intervening Liens which may, on the date hereof or hereafter, take priority over the Lien of the Mortgage and (ii) all defects and encumbrances other than as approved by the Administrative Agent and shall be accompanied by evidence of the payment in full of all additional premiums, if any, thereon; and

          (c) such other certifications (including flood hazard certifications), certificates (including insurance certificates), approvals, opinions or documents as the Administrative Agent may reasonably request.

     SECTION 3.14. Acknowledgment of Obligors. The Administrative Agent shall have received, with counterparts for each Lender, an affirmation and acknowledgment, substantially in the form of Annex II, dated as of the Amendment Effective Date, from each Obligor not otherwise a party to this Amendment Agreement affirming its obligations under the Loan Documents to which it is a party and acknowledging the amendment and restatement of the Second Amended and Restated Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Third Amended and Restated Credit Agreement, which affirmation and acknowledgment shall have been duly executed and delivered by an Authorized Officer of each such Obligor.


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

     SECTION 3.15. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Amendment Effective Date and addressed to the Administrative Agent, the Issuer and the Lenders, from (a) Debevoise & Plimpton, New York counsel for the Obligors, in form and substance reasonably satisfactory to the Administrative Agent, (b) Hall, Estill, Hardwick, Gable, Golden & Nelson, Oklahoma counsel for the Obligors, in form and substance reasonably satisfactory to the Administrative Agent, and (c) local counsel to the Obligors satisfactory to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, in Florida, Arizona, Texas, Nevada and Utah.

     SECTION 3.16. Fees, Expenses, etc. (a) Each of the Arrangers and Lenders shall have received, for its own account, such fees that may be due and payable pursuant to arrangements that such Arrangers or Lenders may have made with the Borrowers.

          (b) The Administrative Agent shall have received for its own account all fees, costs and expenses due and payable pursuant to Section 5.2 and Sections 3.3 and 12.3 of the Third Amended and Restated Credit Agreement, to the extent then invoiced.

     SECTION 3.17. Payment Interest, Commitment Fees and Letter of Credit Fees under the Second Amended and Restated Credit Agreement. The Administrative Agent shall have received for its own account, and for the account of the Non-Continuing Lender and each Lender, as the case may be, all interest fees, costs and expenses due and payable pursuant to the Second Amended and Restated Credit Agreement, together with all other interest and fees accrued (to, but excluding the Amendment Effective Date) but unpaid under the Second Amended and Restated Credit Agreement (including commitment fees and letter of credit fees due under Section 3.3 of the Second Amended and Restated Credit Agreement) (whether or not due on the Amendment Effective Date).

     SECTION 3.18. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Borrower or any of their respective Subsidiaries or any other Obligor shall be satisfactory in form and substance to the Administrative Agent and its counsel; and the Administrative Agent and such counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or such counsel may reasonably request.

     SECTION 3.19. No Default. No Default or Event of Default under the Second Amended and Restated Credit Agreement shall have occurred and be continuing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Amendment Agreement and to amend and restate the Second Amended and Restated Credit Agreement (including the exhibits and schedules referred to in Section 2.1) to read in its entirety as set forth in Annex I hereto, each of the Borrowers represents and warrants unto each Agent, the Issuer and each Lender as set forth in this Article IV.

     SECTION 4.1. Compliance with Representations and Warranties. The representations and warranties set forth herein, in Article VII of the Third Amended and Restated Credit Agreement and in each other Loan Document delivered in connection with this Amendment Agreement, the Third Amended and Restated Credit Agreement or the Second Amended and Restated Credit Agreement are true and correct with the same effect as if made on and as of the Amendment Effective Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

     SECTION 4.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Amendment Agreement, the Third Amended and Restated Credit Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and each such Borrower's and each such other Obligor's participation in the amendment and restatement of the Second Amended and Restated Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Third Amended and Restated Credit Agreement are within each such Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene such Borrower's or such other Obligor's Organic Documents;

          (b)  contravene   any  material   contractual   restriction,   law  or
     governmental regulation or court decree or order binding on or affecting such Borrower or such other Obligor; or

          (c) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties) on any of such Borrower or such other Obligor's properties.

     SECTION 4.3. Government Approval, Regulation, etc. Other than those authorizations, approvals or other actions by, and notices to or filings with, any governmental authority or regulatory body, if any, which have been duly obtained or made and are in full force and effect, no additional authorization or approval or other action by, and no additional notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Amendment Agreement, the Third Amended and Restated Credit Agreement, the Notes or any other Loan Document to which it is a party, or, except to the extent such failure to so obtain or make such authorizations, approvals or other actions could not reasonably be expected to have an adverse effect on the interests of the Lenders hereunder and under the Third Amended and Restated Credit Agreement and the other Loan Documents or a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries, taken as a whole, for such Borrower's and each such other Obligor's participation in the amendment and restatement of the Second Amended and Restated Credit Agreement in the form of Annex I hereto and the other transactions contemplated hereby and by the Third Amended and Restated Credit Agreement and the other Loan Documents. No Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.4. Validity, etc. This Amendment Agreement constitutes, and the Third Amended and Restated Credit Agreement, the Notes and each other Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms.

     SECTION 4.5. Non-Impairment, etc. After giving effect to this Amendment Agreement, neither the modification and restatement of the Second Amended and Restated Credit Agreement or any other Existing Loan Document effected pursuant to this Amendment Agreement nor the execution, delivery, performance or effectiveness of this Amendment Agreement, the Third Amended and Restated Credit Agreement or any other Loan Document impairs the validity, effectiveness or priority of the Liens granted pursuant to the Pledge Agreement and the Security Agreement (as such terms are defined in the Second Amended and Restated Credit Agreement and as in effect immediately prior to the Amendment Effective Date, the "Existing Security Documents"), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. Neither the modification and restatement of the Second Amended and Restated Credit Agreement or the other Existing Loan Documents effected pursuant to this Amendment Agreement nor the execution, delivery, performance or effectiveness of this Amendment Agreement, the Third Amended and Restated Credit Agreement or any other Loan Document requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens. Under the foregoing circumstances, the position of the Lenders with respect to such Liens, the Collateral (as defined in the Existing Security Documents) in which a security interest was granted pursuant to the Existing Security Documents, and the ability of the Administrative Agent to realize upon such Liens pursuant to the terms of the Security Agreement and the Pledge
Agreement have not been adversely affected in any material respect by the modification and restatement of the Second Amended and Restated Credit Agreement or the other Existing Loan Documents effected pursuant to this Amendment Agreement or by the execution, delivery, performance or effectiveness of this Amendment Agreement, the Third Amended and Restated Credit Agreement or any other Loan Document.

     SECTION 4.6. Compliance With Second Amended and Restated Credit Agreement. As of the execution and delivery of this Amendment Agreement and up to the Amendment Effective Date, each Obligor is in compliance in all material respects with all the terms and conditions of the Second Amended and Restated Credit Agreement and the other Existing Loan Documents to be observed or performed by it, and no Default has occurred and is continuing.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

     SECTION 5.1. No Other Amendments; References to the Credit Agreement. Other than as specifically provided herein or in the amendment of terms and conditions of the Second Amended and Restated Credit Agreement that are specifically reflected in the Third Amended and Restated Credit Agreement, this Amendment Agreement shall not operate as a waiver or amendment of any right, power or privilege of any Lender under the Second Amended and Restated Credit Agreement or any other Existing Loan Document or of any other term or condition of the Second Amended and Restated Credit Agreement or any other Existing Loan Document nor shall the entering into of this Amendment Agreement preclude the Lenders from refusing to enter into any further waivers or amendments with respect to the Third Amended and Restated Credit Agreement. All references to the Second Amended and Restated Credit Agreement in any document, instrument, agreement, or writing shall from and after the Amendment Effective Date be deemed to refer to the Third Amended and Restated Credit Agreement, and, as used in the Third Amended and Restated Credit Agreement, the terms "Agreement", "herein", "hereunder", "hereto", and words of similar import shall mean, from and after the Amendment Effective Date, the Third Amended and Restated Credit Agreement.

     SECTION 5.2. Fees and Expenses. The Borrowers shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment Agreement (and the Third Amended and Restated Credit Agreement), including all reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, LLP as counsel for the Administrative Agent.

     SECTION 5.3. Further Assurances, etc. Each of the Borrowers agrees that, from time to time at its own expense, it will promptly execute and deliver, or cause the execution and delivery of, all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Administrative Agent may reasonably request, in order to effectuate the amendments to, and modifications of, the provisions of the Loan Documents expressly contemplated herein, including (i) amendments to, and/or modifications of, other provisions of the Loan Documents and (ii) for purposes of maintaining the validity, effectiveness and priority of the Liens granted pursuant to the Existing Security Documents or enabling the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral (as defined in the relevant Loan Document).

     SECTION 5.4. Headings. The various headings of this Amendment Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this or any other provisions hereof.

     SECTION 5.5. Governing Law. THIS AMENDMENT AGREEMENT, THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 5.6. Counterparts. This Amendment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto agree that delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Amendment Agreement.

     SECTION 5.7. Cross-References. References in this Amendment Agreement to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment Agreement.

     SECTION 5.8. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                     By:________________________________________
                                        Pamela S. Peck
                                        Treasurer


                                     Address:        5330 East 31st Street
                                                     Tulsa, OK 74135

                                     Facsimile No.:  (918) 669-2301

                                     Attention:      Pamela S. Peck


                                     DTG OPERATIONS, INC., formerly known as
                                       Dollar Rent A Car Systems, Inc.


                                     By:________________________________________
                                        Pamela S. Peck
                                        Treasurer


                                     Address:        5330 East 31st Street
                                                     Tulsa, OK 74135

                                     Facsimile No.:  (918) 669-2301

                                     Attention:      Pamela S. Peck

                                     THRIFTY RENT-A-CAR SYSTEM, INC.


                                     By:________________________________________
                                        Pamela S. Peck
                                        Treasurer

                                     Address:        5330 East 31st Street
                                                     Tulsa, OK 74135

                                     Facsimile No.:  (918) 669-2301

                                     Attention:      Pamela S. Peck

                                     CREDIT SUISSE FIRST BOSTON, as a  Reducing
                                     Continuing Lender, the Issuer and the
                                     Administrative Agent


                                     By:________________________________________
                                     Name:
                                     Title:

                                     By:________________________________________
                                     Name:
                                     Title:

                                     Address:        Eleven Madison Avenue
                                                     5th Floor
                                                     New York, NY  10010-3629

                                     Facsimile No.:  (212) 448-3358

                                     Attention:      Mark Gleason

                                     THE BANK OF NOVA SCOTIA, as an Increasing
                                     Continuing Lender and the New Syndication
                                     Agent


                                     By:________________________________________
                                     Name:
                                     Title:

                                     Address:        181 W. Madison Street
                                                     Suite 3700
                                                     Chicago, IL  60602

                                     Facsimile No.:  (312) 201-4108

                                     Attention:      Brett Miller

                                     DRESDNER BANK AG, NEW YORK AND GRAND
                                     CAYMAN BRANCHES, as an Increasing
                                     Continuing Lender and the Documentation
                                     Agent


                                     By:________________________________________
                                     Name:
                                     Title:


                                     By:________________________________________
                                     Name:
                                     Title:

                                     Address:        1301 Avenue of the Americas
                                                     New York, NY  10019

                                     Facsimile No.:  (212) 429-4382

                                     Attention:      Steve Kovach

                                     ARVEST BANK, as an Increasing Continuing
                                     Lender




                                     By:________________________________________
                                        Name:
                                        Title:

                                     BANK OF TOKYO - MITSUBISHI TRUST COMPANY, as an Increasing Continuing Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     DEUTSCHE BANK AG, NEW YORK BRANCH, as an
                                     Increasing Continuing Lender



                                     By:________________________________________
                                        Name:
                                        Title:



                                     By:________________________________________
                                        Name:
                                        Title:

                                     JPMORGAN CHASE BANK, as a Reducing
                                     Continuing Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     BANK OF OKLAHOMA, NATIONAL ASSOCIATION, as a Maintaining Continuing Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     LOCAL OKLAHOMA BANK, as a Maintaining
                                     Continuing Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     MIDFIRST BANK, as a Maintaining Continuing
                                     Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     TEXTRON FINANCIAL CORPORATION, as the
                                     Non-Continuing Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     ABN AMRO BANK N.V., as a New Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     Harris Nesbitt Financing, Inc., as a New
                                     Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                     KEYBANK NATIONAL ASSOCIATION, as a New
                                     Lender



                                     By:________________________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE I

                                   PERCENTAGES
                                   -----------

---------------------------------------------------- ---------------------------
   Name of Institution              New Commitment Amount         New Percentage
------------------------------------------------- ------------------------------
ABN AMRO Bank N.V.                       $25,000,000               8.333333333%
--------------------------------------------------------------------------------
Arvest Bank                              $15,000,000               5.000000000%
--------------------------------------------------------------------------------
Harris Nesbitt Financing, Inc.           $15,000,000               5.000000000%
--------------------------------------------------------------------------------
The Bank of Nova Scotia                  $30,000,000              10.000000000%
------------------------------------------------- ------------------------------
Bank of Oklahoma, National               $25,000,000               8.333333333%
Association
------------------------------------------------- ------------------------------
Bank of Tokyo-Mitsubishi                 $25,000,000               8.333333333%
Trust Company
------------------------------------------------- ------------------------------
Credit Suisse First Boston               $35,000,000              11.666666668%
--------------------------------------------------------------------------------
Deutsche Bank AG, New York Branch        $30,000,000              10.000000000%
--------------------------------------------------------------------------------
Dresdner Bank AG, New York               $30,000,000              10.000000000%
and Grand Cayman Branches
------------------------------------------------- ------------------------------
JPMorgan Chase Bank                      $25,000,000               8.333333333%
--------------------------------------------------------------------------------
KeyBank National Association             $15,000,000               5.000000000%
--------------------------------------------------------------------------------
Local Oklahoma Bank                      $15,000,000               5.000000000%
--------------------------------------------------------------------------------
MidFirst Bank                            $15,000,000               5.000000000%
--------------------------------------------------------------------------------
TOTAL                                   $300,000,000             100.000000000%
--------------------------------------------------------------------------------

                                                                         ANNEX I


                                THIRD AMENDED AND
                                 RESTATED CREDIT
                                    AGREEMENT


                                [ see attached ]

                                                                        ANNEX II


                         AFFIRMATION AND ACKNOWLEDGMENT


                                                 April 1, 2004


Each of the Lenders (as defined below)

         and

Credit Suisse First Boston,
  as Administrative Agent
Eleven Madison Avenue
20th Floor
New York, NY 10010-3629

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                      -------------------------------------


Gentlemen and Ladies:

     This Affirmation and Acknowledgment is delivered to you pursuant to Section
3.14 of the Amendment Agreement to the Third Amended and Restated Credit Agreement, dated as of April 1, 2004 (the "Amendment Agreement"), among Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the "Parent"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Operations"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation ("Thrifty", and together with Operations, the "Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the "Borrowers"), the Lenders (as defined below) parties thereto, Credit Suisse First Boston ("Credit Suisse First Boston"), as the administrative agent for the Lenders, The Bank of Nova Scotia ("Scotia Capital"), as the new syndication agent under the Third Amended and Restated Credit Agreement (in such capacity, the "New Syndication Agent"), Credit Suisse First Boston, as the sole bookrunner under the Third Amended and Restated Credit Agreement, Dresdner Bank AG, New York and Grand Cayman Branches, as the documentation agent under the Third Amended and Restated Credit Agreement and Credit Suisse First Boston and Scotia Capital as the co-arrangers under the Third Amended and Restated Credit Agreement (in such capacities, the "Arrangers"), which Amendment Agreement, among other things, amends certain provisions of the Second Amended and Restated Credit Agreement, dated as of December 6, 2002 (as in effect immediately prior to the Amendment Effective Date, the "Existing Credit Agreement", and as amended by the Amendment Agreement, the "Amended Credit Agreement" and, together with all of the Loan Documents (as defined in the Amended Credit Agreement), the "Loan Documents"), among, inter alia, the Borrowers, the financial institutions parties thereto as "Lenders" (the "Lenders") and the Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Amendment Agreement.

     Each of the undersigned hereby acknowledges the amendment of the Existing Credit Agreement pursuant to the Amendment Agreement and confirms that it has received a copy of the Amendment Agreement.

     As a condition precedent to the effectiveness of the Amendment Agreement, each of the undersigned hereby reaffirms as of the Amendment Effective Date, its covenants and agreements contained in each Loan Document to which it is a party. Each of the undersigned hereby further certifies that, as of the date hereof (both before and after giving effect to the effectiveness of the Amendment Agreement), the representations and warranties made by it in the Loan Documents to which it is a party are true and correct with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation or warranty is true and correct as of such prior date). Each of the undersigned further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified, approved and confirmed in all respects, except that upon the occurrence of the Amendment Effective Date, all references in such Loan Documents to the "Credit Agreement", "thereunder", "thereof", "therein" or words of like or similar import shall mean and be a reference to the Amended Credit Agreement.

     Each of the undersigned hereby further acknowledges and agrees that the acceptance by the Administrative Agent and each of the Lenders of this document shall not be construed in any manner to establish (or indicate) any course of dealing on the Administrative Agent's or any Lender's part, including, without limitation, the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.

     THIS AFFIRMATION AND ACKNOWLEDGMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Affirmation and Acknowledgment as of the date first above written.

                                     THRIFTY, INC.


                                     By:________________________________________
                                        Pamela S. Peck
                                        Treasurer


                                     THRIFTY CAR SALES, INC.


                                     By:________________________________________
                                        Pamela S. Peck
                                        Treasurer


                                     DOLLAR RENT A CAR, INC.


                                     By:________________________________________
                                        Pamela S. Peck
                                        Treasurer